Exhibit 99.1

Good Gaming Inc. Strengthens Leadership with Appointment of Former Sony Executive as COO

Kennett Square, PA, Jan. 11, 2022 (GLOBE NEWSWIRE) — Good Gaming, Inc. (OTCQB: GMER) (the “Company”), an innovative brand leading the gaming industry across multiple segments in the space since 2008, today announced the appointment of David Sterling to the role of Chief Operating Officer.

Mr. Sterling is a highly creative, process-oriented, impact-driven entertainment industry executive with 25+ years of success devising data-based content acquisition, production, and marketing strategies; inspiring talent and creative production teams; and maximizing ROI through digital innovations. On the content operations side, he has had verifiable success in developing and expanding innovative content products for live and on-demand streaming, cross-platform gaming (mobile, console, PC, streaming), VR, AR, podcasting, non-profit outreach, and diverse lifestyle genres. On the marketing side, Mr. Sterling has extensive leadership experience in the direct-to-consumer content development industry and understands content engagement beyond the numbers. He possesses an innate ability to drive content strategy utilizing search optimization, data analytics, and user engagement across multiple channels. Mr. Sterling’s comprehensive approach has included building awareness, engagement, community, and audience advocacy using social media, live and on-demand, email, digital point of purchase, virtual goods, and in-person events.

“David is a well-known expert in social media strategy and community development, and we are thrilled to add someone of his caliber to our dedicated team,” stated David Dorwart, Chairman and CEO of Good Gaming. “One of the things we have learned through experience is that success in gaming is about more than just game development. NFTs and crypto gaming really bolt onto the larger idea of creating a lifestyle and community. This is the secret sauce that fosters highly engaged, die-hard brand loyalists, and David’s tremendous success in building communities over the years should prove invaluable as we execute on our vision of revolutionizing the gaming industry with crypto and NFTs.”

“I look forward to bringing my expertise to the team and working together to build on Good Gaming’s impressive track record as we take the lead in the exciting new world of NFT gaming,” added Sterling. “By interweaving a comprehensive and engaging community with our properties, we are building what feels like an exclusive club for our members. This lifestyle community model, which will include competitions, perks, merchandise, meetups, exclusive discord channels, and other attractive giveaways, should give us a strong competitive advantage as we pioneer this massive new frontier in gaming and beyond.”

About Good Gaming:

Good Gaming is an innovative brand leading the gaming industry across multiple segments in the space since 2008. Beginning with our roots as a collaborative space for gamers to share their knowledge, we went on to establish ourselves as one of the leaders in hosting Hearthstone tournaments. In 2016, we expanded our reach to include establishing multiple Minecraft servers with some of the most popular versions of Prison and SkyBlock, then developing our completely custom-developed NFT blockchain game, MicroBuddies™, in 2021. The Good Gaming advantage comes from our development team’s close relationship with the player communities of all of our games. The constant communication and resulting feedback further expand our proprietary content, and we continue to be influencers in the realm. Good Gaming continues to find exciting and innovative ways to branch across the gaming industry. As a staff and community, our goal is to cement our place as a fun and collaborative place for ALL gamers to enjoy.

For more information about Good Gaming, please visit our website:

https://www.good-gaming.com

Safe Harbor: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Good Gaming Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Good Gaming Inc.’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Good Gaming, Inc.’s filings with the Securities and Exchange Commission, including those set forth as “Risk Factors” in such filings.

Investor Contact:

Dave Gentry, CEO
RedChip Companies Inc.
407-491-4498
Dave@redchip.com